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                                                                    EXHIBIT 5.1




                        [Letterhead of Latham & Watkins]




                                October 14, 1998




Park Place Entertainment Corporation
3930 Howard Hughes Parkway
Las Vegas, Nevada  89109


     Re:  Registration Statement on Form S-4; Maximum of
          50,000,000 shares of Common Stock, par value $.01 per share
          -------------------------------------------------------------

Ladies and Gentlemen:

     In connection with the registration by Park Place Entertainment Corporation, a Delaware corporation (the "Company"), of a maximum of $50,000,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on October 14,1998 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

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October 14, 1998
Page 2


     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other Delaware laws or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing, it is our opinion that the Shares to be issued by the Company in connection with the merger of Gaming Acquisition Corporation, a wholly owned subsidiary of the Company, with and into Grand Casinos, Inc., have been duly authorized, and, upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware and issuance and delivery of the Shares in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the Joint Proxy Statement/Prospectus included therein.

                                       Very truly yours,

                                       /s/ Latham & Watkins